UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey                                                                                                                                 07059
          (Address of principal executive offices)                                                                                                                                (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On November 26, 2008, ANADIGICS, Inc. (the “Company”) was served with a Complaint in a putative class action lawsuit, captioned Attias v. Anadigics, Inc., et al., filed in the U.S. District Court for the District of New Jersey.  The Company has also become aware of, but has not yet been served in, a related class action lawsuit, filed in the same court, captioned Kuznetz v. Anadigics, Inc., et al.  The lawsuits allege federal securities fraud claims and seek unspecified damages against the Company and certain of its current and former directors and officers arising out of the alleged non-disclosure of information concerning, among other things, manufacturing inefficiencies and customer demand.  The longer of the class periods alleged in these lawsuits runs from February 12, 2007 through October 22, 2008.  The Company intends to vigorously defend these lawsuits and any additional related ones that may be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      December 1, 2008

ANADIGICS, Inc.

By:  /s/  Thomas C. Shields

Name:  Thomas C. Shields

Title:   Executive Vice President and Chief Financial Officer